UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 21, 2007

Date of Report (Date of earliest event reported)

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle,

Washington 98119

(Address of principal executive offices, including zip code)

(206) 282-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) As anticipated in the 8-K filed by Cell Therapeutics, Inc., a Washington corporation (“CTI”), on August 6, 2007, on September 21, 2007 the Board of Directors (the “Board”) of CTI appointed Richard L. Love to the Board in connection with the July 31, 2007, acquisition of Systems Medicine, Inc. (“SMI”). Such appointment took place at, and shall be effective as of, the Board meeting held on September 21, 2007. Mr. Love will serve as a Class III Director for a term ending at the annual meeting of the shareholders to be held in 2009. Mr. Love will serve on the Compensation Committee of the Board. Mr. Love will receive compensation in accordance with CTI’s director compensation plan.

The Board has determined that Mr. Love satisfies the independence requirements of the Nasdaq Global Market and Securities and Exchange Commission. Mr. Love has no material interest in any transactions with CTI other than as a stockholder of SMI in connection with the acquisition of SMI. In connection with his appointment to the Board and pursuant to CTI’s director compensation plan and stock plan, Mr. Love received a stock option and an award of restricted CTI common stock. A copy of the press release announcing Mr. Love’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 24, 2007, entitled “Founder of ILEX Oncology and Triton Biosciences, Richard Love, Joins Board of Directors of Cell Therapeutics, Inc. (CTI)”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.
a Washington corporation

Dated: September 25, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated September 24, 2007